AMERIANA NEWS RELEASE

           Ameriana Bancorp
          2118 Bundy Avenue
                 P.O. Box H      Contact:  Harry J. Bailey
        New Castle, Indiana                President and Chief Executive Officer
                 47362-1048                (765) 529-2230
765-529-2230/1-800-487-2118








       AMERIANA BANCORP REPORTS HIGHER SECOND QUARTER, FIRST HALF EARNINGS

NEW CASTLE, Ind. (August 6, 2004) - Ameriana Bancorp (NASDAQ/NM: ASBI) today announced results for the second quarter and six months ended June 30, 2004.

     Net income for the second quarter totaled $435,000 or $0.14 per diluted share compared with net income of $96,000 or $0.03 per diluted share reported in the same period last year. Net income for the first half of 2004 totaled
$906,000 or $0.29 per diluted share compared with net income of $851,000 or $0.27 per diluted share in the year-earlier period.

     Net interest income for the quarter was $2,567,000 compared with $3,595,000 in the year-earlier period, reflecting largely the impact of the Company's third quarter 2003 sale of two Ohio branches. Because of this sale, Ameriana's interest-earning assets were lower in the second quarter of 2004 versus the same period last year. On the other hand, the Company's provision for loan losses declined to $50,000 in the second quarter from $1,400,000 in the year-earlier period. The provision in the current-year quarter was lower than planned levels due to recoveries of earlier losses; in the prior-year period, Ameriana set aside additional specific reserves totaling $1,250,000 on two pools of commercial leases that were written off completely in the third quarter of 2003.

     Net interest income for the first half of 2004 was $5,528,000 versus $6,722,000 in the comparable period last year and likewise reflected the aforementioned sale of two branches. Ameriana's provision for loan losses for the first half of 2004 totaled $200,000 versus $1,550,000 in the year-earlier period.

     Commenting on the results, Harry J. Bailey, President and Chief Executive Officer, said, "Several factors continue to restrain the pace of our earnings growth in 2004. First, our results reflect a lower level of interest-earning assets following the sale of two branches last year. At the same time, we have worked to redirect our lending capacity to more profitable areas. Together, these factors have obscured new loan growth occurring in other parts of the Bank. As the year continues, we think our underlying progress will become more evident in the form of renewed overall growth in interest-earning assets. Moreover, recent asset and liability management initiatives have positioned Ameriana to increase its earnings as interest rates rise.

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     "Also,  the  well-publicized,   industry-wide  slowdown  in  home  mortgage
refinancings has reduced our non-interest income approximately $780,000 through the first half versus the same period in 2003," Bailey added. "Fortunately, we think gains on the sales of loans will be more comparable year over year beginning in the fourth quarter of 2004.

     "Knowing this, we believe the fundamentals of our business are improving," he continued. "We are gratified to note continued improvements in asset quality with non-performing loans falling $1,936,000 in the second quarter alone and $2,744,000 so far in 2004. This has led to lower provisions for loan losses in 2004 and some recoveries on loan balances previously written off. We also have remained diligent in our efforts to control expenses. While the declines in other expense in the second quarter and first half of 2004 versus comparable 2003 periods reflect to some extent the sale of our two Ohio branches, they also show the headway we are making in limiting rises in compensation expense and health care costs. Moreover, we should begin to see greater, more tangible savings in the second half of 2004, resulting from the modifications we put in place for our pension plan effective as of July 1, 2004."

     Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank and Trust, the Company offers an extensive line of banking services and provides a range of investments and securities products through branches in the central Indiana area. As its name implies, Ameriana Bank and Trust also offers trust and investment management services, has interests in Family Financial Holdings, Inc. and Indiana Title Insurance Company, and owns Ameriana Insurance Agency, a full-service insurance agency.

     This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "believe," "think," "positioned," and "should," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the amount of losses incurred from the liquidation of certain of the Company's investments, the eventual outcome of litigation to enforce certain surety agreements, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

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
ASBI Reports Second Quarter Results
Page 3
August 6, 2004

                                AMERIANA BANCORP
                         Unaudited Financial Highlights
                    (In thousands, except per share amounts)

                                                            THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                  JUNE 30                         JUNE 30
                                                       ---------------------------      ---------------------------
                                                           2004           2003              2004           2003
                                                       -----------     -----------      -----------     -----------
Interest income                                        $     4,369     $     6,412      $     9,074     $    12,600
Interest expense                                             1,802           2,817            3,546           5,878
                                                       -----------     -----------      -----------     -----------
Net interest income                                          2,567           3,595            5,528           6,722
Provision for loan losses                                       50           1,400              200           1,550
                                                       -----------     -----------      -----------     -----------
Net interest income after provision for loan losses          2,517           2,195            5,328           5,172
Gain on disposition of investments                              --               1               --              41
Other income                                                 1,044           1,253            2,022           2,459
Other expense                                                3,217           3,491            6,568           6,761
                                                       -----------     -----------      -----------     -----------
Income before income taxes                                     344             (42)             782             911
Income tax expense (benefit)                                   (91)           (138)            (124)             60
                                                       -----------     -----------      -----------     -----------
Net income                                             $       435     $        96      $       906     $       851
                                                       ===========     ===========      ===========     ===========
Earnings per basic and diluted share                   $      0.14     $      0.03      $      0.29     $      0.27
                                                       ===========     ===========      ===========     ===========
Weighted average shares outstanding:
   Basic                                                     3,149           3,148            3,149           3,148
                                                       ===========     ===========      ===========     ===========
   Diluted                                                   3,172           3,150            3,171           3,148
                                                       ===========     ===========      ===========     ===========

Dividends declared per share                           $      0.16     $      0.16      $      0.32     $      0.32
                                                       ===========     ===========      ===========     ===========

                                                         JUNE 30           DEC. 31        JUNE 30
                                                           2004              2003           2003
                                                       -----------      -----------     -----------
Total assets                                           $   428,538      $   402,453     $   471,671
Cash and other investments                                  24,320           14,549          28,910
Investment securities                                      166,478          137,788         110,828
Loans, net                                                 191,459          204,141         251,544
Deposits                                                   347,273          345,744         357,204
Liabilities to be relieved from Cincinnati Sale                 --               --          59,983
Borrowed funds                                              35,176           10,230           5,837
Shareholders' equity                                        39,145           38,874          39,130
Non-performing loans                                         5,713            8,457          18,588
Book value per share                                         12.43            12.35           12.43




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